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                                                                   EXHIBIT 10.19











                                    COLLABORATION AGREEMENT

                                            BETWEEN

                                        COMBICHEM, INC.

                                              AND

                                        TEIJIN LIMITED

                                        March 29, 1996


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                                       TABLE OF CONTENTS


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
ARTICLE 1      DEFINITIONS.................................................................  1

ARTICLE 2      COLLABORATION RESEARCH AND SCREENING........................................  7
        2.1    Collaboration Research Activities...........................................  7
        2.2    Research Plan...............................................................  9
        2.3    Option to Expand the Research Program or to Extend the Research
               Program Term................................................................  9
        2.4    Records.....................................................................  9
        2.5    Permitted Activities......................................................... 9
        2.6    Post-Research Program Activities............................................. 9
        2.7    Reports...................................................................... 9
        2.8    Excluded Products........................................................... 10
        2.9    Retained Rights............................................................. 10
        2.10   Restricted Activities; Rights Following Termination of0Exclusivity.......... 10

ARTICLE 3      MANAGEMENT.................................................................. 11
        3.1    Research Committee.......................................................... 11
        3.2    Membership of RC............................................................ 11
        3.3    RC Meetings................................................................. 12
        3.4    Decision Making............................................................. 12

ARTICLE 4      OPTIONS..................................................................... 12
        4.1    Right of First Negotiation to Acquire Commercialization Rights in the
               CombiChem Territory......................................................... 12
        4.2    Right of First Refusal to Acquire Commercialization Rights in the
               CombiChem Territory......................................................... 13
        4.3    Access to Data.............................................................. 13

ARTICLE 5      LICENSES.................................................................... 14
        5.1    Licenses to Teijin.......................................................... 14
        5.2    Licenses to CombiChem....................................................... 14
        5.3    Sublicenses................................................................. 15
        5.4    Direct Affiliate Licenses................................................... 15
        5.5    No Liability Regarding Third Party Rights................................... 15
        5.6    Research License............................................................ 16
        5.7    No Other Products........................................................... 16

ARTICLE 6      PAYMENTS.................................................................... 16
        6.1    Up-front Payment............................................................ 16
        6.2    Collaboration Funding....................................................... 16
        6.3    Milestone Payments.......................................................... 17
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
        6.4    Royalties to CombiChem...................................................... 18
        6.5    Royalties to Teijin......................................................... 18
        6.6    Third Party Royalties....................................................... 19

ARTICLE 7      PAYMENTS; BOOKS AND RECORDS................................................. 19
        7.1    Royalty Reports and Payments................................................ 19
        7.2    Method for Payments......................................................... 19
        7.3    Place of Royalty Payment and Currency Conversions........................... 20
        7.4    Records; Inspection......................................................... 20
        7.5    Tax Matters................................................................. 20

ARTICLE 8      DUE DILIGENCE............................................................... 21
        8.1    Due Diligence............................................................... 21
        8.2    License Back................................................................ 21
        8.3    Regulatory Filings.......................................................... 22

ARTICLE 9      INTELLECTUAL PROPERTY....................................................... 22
        9.1    Ownership of Inventions..................................................... 22
        9.2    Patent Prosecution.......................................................... 23
        9.3    Enforcement and Defense..................................................... 24

ARTICLE 10     CONFIDENTIALITY............................................................. 25
        10.1   Confidential Information.................................................... 25
        10.2   Permitted Use and Disclosures............................................... 26
        10.3   Nondisclosure of Terms...................................................... 26
        10.4   Publication................................................................. 26

ARTICLE 11     REPRESENTATIONS AND WARRANTIES.............................................. 27
        11.1   Teijin...................................................................... 27
        11.2   CombiChem................................................................... 27
        11.3   Disclaimer.................................................................. 27
        11.4   No Consequential Damages.................................................... 28

ARTICLE 12     INDEMNIFICATION............................................................. 28
        12.1   Teijin...................................................................... 28
        12.2   CombiChem................................................................... 28
        12.3   Procedure................................................................... 29

ARTICLE 13     DISPUTE RESOLUTION.......................................................... 29
        13.1   General Arbitration......................................................... 29
        13.2   Arbitration Procedures...................................................... 29
        13.3   Disqualification............................................................ 30
        13.4   Confidentiality............................................................. 30
        13.5   Equity...................................................................... 30
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
ARTICLE 14     TERM AND TERMINATION........................................................ 30
        14.1   Term........................................................................ 30
        14.2   Termination for Cause....................................................... 31
        14.3   Termination for Insolvency.................................................. 31
        14.4   Effect of Breach or Termination............................................. 31
        14.5   Survival.................................................................... 32

ARTICLE 15     MISCELLANEOUS............................................................... 32
        15.1   Governing Laws.............................................................. 32
        15.2   No Implied Licenses......................................................... 32
        15.3   Waiver...................................................................... 32
        15.4   Assignment.................................................................. 32
        15.5   Independent Contractors..................................................... 32
        15.6   Compliance with Laws........................................................ 32
        15.7   Patent Marking.............................................................. 33
        15.8   Notices..................................................................... 33
        15.9   Severability................................................................ 33
        15.10  Force Majeure............................................................... 33
        15.11  Complete Agreement; Amendment............................................... 33
        15.12  Headings.................................................................... 34
        15.13  Counterparts................................................................ 34


Exhibits

Exhibit A   --   Research Plan
Exhibit B   --   Libraries
Exhibit C   --   Initial Representatives on the Research Committee


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                                    COLLABORATION AGREEMENT


        This COLLABORATION AGREEMENT (the "Agreement"), effective as of March 29, 1996 (the "Effective Date"), is made by and between CombiChem, Inc., a California corporation, having a principal place of business at 9050 Camino Santa Fe, San Diego, California 92121, U.S.A. ("CombiChem"), and Teijin Limited, an entity organized and existing under the laws of Japan, having a principal place of business at 6-7 Minami-hommachi 1-chome, Chuo-ku, Osaka 541, Japan ("Teijin").


                                          BACKGROUND

        A. Teijin has discovered lead compounds that are ***  ***.

        B. CombiChem has developed novel proprietary methods for the generation of compound libraries. CombiChem believes that its technology, by rapidly producing diverse and targeted compound libraries, will accelerate the drug discovery process and increase productivity of drug discovery programs.

        C. Teijin and CombiChem desire to collaborate to design, synthesize and screen compound libraries to identify Collaboration Compounds (as defined herein).


        D. CombiChem desires to grant to Teijin rights of first negotiation and first refusal to acquire exclusive commercialization rights in North America, Middle America and South America to compounds identified pursuant to this Agreement, and Teijin desires to accept such rights.


        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties (as defined below) as follows:


                                          ARTICLE 1
                                         DEFINITIONS

        The following capitalized terms used herein shall have the respective meanings set forth below. Certain other capitalized terms are defined elsewhere in this Agreement.

        1.1 "Affiliate" shall mean any corporation or other business entity which during the term of this Agreement controls, is controlled by or is under common control with CombiChem or Teijin, but only for so long as such entity controls, is controlled by or is under common control with CombiChem or Teijin. For this purpose, control means the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership directly or indirectly of over fifty percent (50%) of the

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stock entitled to vote, and for non-stock organizations, the right to receive over fifty percent (50%) of the profits by contract or otherwise, or if not meeting the preceding requirement, any company owned or controlled by or owning or controlling CombiChem or Teijin at the maximum control or ownership right permitted in the country where such company exists.

        1.2 "Aggregate Annual Research Fee" shall mean the aggregate Annual Research Fee for a contract year as set in Sections 1.3 and 6.2, unless modified by mutual agreement of the Parties.

        1.3 "Annual Research Fee" shall mean on a per scientist full-time basis
(a) for the first year of the Research Program, *** per CombiChem scientist, (b) for the first year of the Research Program, *** per Teijin scientist sited at CombiChem's facility and (c) for any subsequent year of the Research Program, the Annual Research Fee per scientist for the previous year increased by *** of the percentage increase during the previous year in the CPI. If such index ceases to be published, then such index shall be replaced with the index which most closely resembles the performance of such index, as determined by the mutual agreement of the Parties.

        1.4 " *** Active Compound" shall mean a Library Compound screened during the *** Exclusivity Period which has *** Receptor Activity.

        1.5 " *** Compound" shall mean any (a) *** Active Compound or (b) Derivative Compound which demonstrates *** Receptor Activity as well as any compositions-of-matter claimed in patent applications filed or patents issued under Article 9 of this Agreement with respect to compounds described in (a) or
(b) above.


        1.6 " *** Exclusivity Period" shall mean the period of time constituting the Research Program Term and a period of *** thereafter.

        1.7 "*** Receptor Activity" shall mean *** and *** as an *** with respect to *** for *** of the ***.


        1.8 "Collaboration" shall comprise the activities described in Article 2 below.


        1.9 "Collaboration Compounds" shall mean *** and *** Compounds.

        1.10 "CombiChem Territory" shall mean North America, Middle America and South America.


        1.11 "CPI" means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

        1.12 "Derivative Compound" shall mean any compound that demonstrates activity against a particular molecular target, which compound is derived from a Library Compound


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active against that molecular target by CombiChem, or Teijin or its Affiliates, or by a third party under authority from Teijin. A compound shall be deemed to have been "derived from" a Library Compound if it: (i)(A) results from a chemical synthesis program based on a Library Compound or (B) is based on structure-activity data relating to a Library Compound (with or without *** Activity or *** Receptor Activity, and (ii) is a compound synthesized during the *** Exclusivity Period (with respect to a Library Compound with *** Activity or the *** Exclusivity Period (with respect to a Library Compound with *** Receptor Activity). It is understood that "Derivative Compound" shall include compounds derived from a Library Compound or from another Derivative Compound.


        1.13 "Due Diligence" shall have the meaning set forth in Section 8.1 of this Agreement.

        1.14 "Europe" shall mean the geographic territory encompassed on the date of this Agreement by all of those countries which are the members of the European Free Trade Association or the European Union (formerly the European Community), all countries that were formerly members of COMECON, the independent republics of the former Republic of Yugoslavia, and all of the former republics of the Union of Soviet Socialist Republics, together with any additional nations or states that may be created in such geographical territory after the date of the Agreement.


        1.15 "Excluded Product" shall mean any product in the Field with *** Activity or *** Receptor Activity, as the case may be, which, prior to the Effective Date, Teijin has synthesized and either tested or has expressed an intention to test for *** Activity or *** Receptor Activity as the case may be, in each case, as shown by contemporaneous documentation, subject to reasonable verification.


        1.16 "Existing Patent Rights" shall mean (i) all patents and patent applications existing as of the Effective Date that claim a Collaboration Compound or method of use or process thereof or composition-of-matter thereof,
(ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of a patent in subsection (i) above, (iii) all patents and patent applications listed in subsections (i) or (ii) above that are subsequently withdrawn and re-filed, and (iv) any substitutions, confirmations, registrations, revalidations, or additions of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by CombiChem during the term of this Agreement.

        1.17 "Existing Know-How" shall mean all ideas, inventions, data, know-how, instructions, processes, formulas, expert opinion and information, existing as of the Effective Date owned or controlled in whole or part by CombiChem, by license, assignment or otherwise, in each case, which are necessary for the development, manufacture, use, sale or commercialization of a Collaboration Compound or Product, in each case, to the extent CombiChem has the right to license or sublicense the same, and subject to any limitations or prohibitions of any license or sublicense. Excluded from Existing Know-How are any inventions otherwise included in the definition of any Existing Patent Rights in this Agreement.

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        1.18 "Field" shall mean the therapeutic or prophylactic treatment or prevention of diseases and conditions in humans and animals.

        1.19 "FDA" shall mean the U.S. Food and Drug Administration or any corresponding foreign registration or regulatory authority.

        1.20 "Future Patent Rights" shall mean (i) all patents and patent applications that claim a Collaboration Compound or method of use or process thereof conceived and reduced to practice by CombiChem in the period from the Effective Date until the expiration of the Exclusivity Period and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations, revalidations or additions of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by CombiChem or its Affiliates during the term of this Agreement. Excluded from Future Patent Rights are patents and patent applications otherwise included in Existing Patent Rights in this Agreement.


        1.21 "Future Know-How" shall mean all ideas, inventions, data, know-how, instructions, processes, formulas, expert opinion and information owned or controlled by CombiChem in whole or part by license, assignment or otherwise in the period from the Effective Date until the expiration of the *** Exclusivity Period (with respect to *** ) or the *** Exclusivity Period (with respect to *** which are necessary for the development, manufacture, use or sale or commercialization of a Collaboration Compound or Product, in each case, to the extent CombiChem or its Affiliates has the right to license or sublicense the same, and subject to any limitations or prohibitions of any license or sublicense. Excluded from Future Know-How are any inventions otherwise included in the definition of any Future Patent Rights in this Agreement.


        1.22 "IND" shall mean an Investigational New Drug application, as defined in the U.S. Food, Drug, and Cosmetic Act and the regulations promulgated thereunder for initiating human clinical trials in the United States, or any corresponding foreign application, registration or certification.


        1.23 "In Vitro Activity" shall mean: (a) with respect to an *** (i) *** and (ii) *** ; and (b) with respect to *** , (i) *** and (ii) *** .

        1.24 "In Vivo Activity" shall mean *** *** as set forth in the Research Plan.


        1.25 "Library" shall mean a chemical compound library whose design has been approved by the Research Committee (as defined below) containing approximately *** *** molecules prepared by CombiChem specifically for screening in the Collaboration based on proprietary structures (a) with activity disclosed by Teijin to CombiChem or (b) generated by CombiChem on behalf of Teijin, in each case, in connection with the Collaboration.

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        1.26 "Library Compound" shall mean any compound which is contained in a
Library provided by CombiChem to Teijin in connection with the Collaboration.

        1.27 "Licensed Technology" shall mean Existing Patent Rights, Future Patent Rights, Existing Know-How and Future Know-How.


        1.28 " *** Active Compound" shall mean a Library Compound screened during the *** Exclusivity Period which has *** Activity.

        1.29 " *** Activity" shall mean *** and *** as an *** .


        1.30 " *** Compound" shall mean any (a) *** Active Compound or (b) Derivative Compound which demonstrates *** Activity as well as any compositions-of-matter claimed in patent applications filed or patents issued under Article 9 of this Agreement with respect to compounds described in (a) or
(b) above.


        1.31 " *** Exclusivity Period" shall mean the period of time constituting the Research Program Term and a period of *** thereafter.


        1.32 "NDA" shall mean a New Drug Application, as defined in the U.S. Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.

        1.33 "Net Sales" shall mean the invoice price billed by a Party, its Affiliates or Sublicensees to third parties for the sale of Products, after deduction of (i) cash, trade and/or quantity discounts actually allowed; (ii) amounts repaid or credited- by reason of rejections or returns of goods, recalls, chargebacks, defects, or rebates; (iii) freight, postage, and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (iv) excises, sales taxes, value added taxes, and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the amount or fair market value of all other consideration received by a Party, its Affiliates or Sublicensees in respect of Products, whether such consideration is in cash, payment in kind, exchange or another form; provided, however, Net Sales shall not include up-front payments, reimbursements or payments in connection with research and development activities or payments for equity or other securities of a Party. A "sale" of an Product is deemed to occur upon the earliest of invoicing, shipment or transfer of title in the Product by a Party to a person other than such Party or its Affiliate or Sublicensee, unless such Affiliate or Sublicensee is an end user of the Product. In the event that an Product is sold bundled with one or more other products (Products or otherwise) or provided in conjunction with any services, in either case, in connection with a capitation pricing arrangement or any other aggregated payment agreement or program, Net Sales from such bundled sales and/or services for purposes of calculating Net Sales allocated to the Product shall be equal to the bona fide list price of the Product when sold separately in comparable quantities.


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        1.34 "Other Library Compounds" shall mean Library Compounds other than
Collaboration Compounds.

        1.35 "Party" shall mean CombiChem or Teijin, and their permitted successors and assigns, as the case may be.

        1.36 "Phase I", "Phase II", and "Phase III" shall mean Phase I (or Phase I/II), Phase II (or Phase II/III), and Phase III clinical trials, respectively, in each case as prescribed by applicable FDA IND Regulations, or any corresponding foreign statutes, rules or regulations.

        1.37 "Product(s)" shall mean any product containing a Collaboration Compound. Products shall not include Excluded Products or products containing an Other Library Compound.


        1.38 "Product Development Candidate" shall mean any *** or *** *** which
(a) merits initiation of expanded animal toxicology studies, data of which are required to be submitted to FDA for an IND, including, without limitation: (i) formulation/stability studies; (ii) pharmacokinetic studies; (iii) drug metabolism studies; (iv) dose ranging (prior to toxicology) studies; and (v) one-month toxicology studies in two species; and (b) has satisfied, in Teijin's reasonable judgment, the following criteria (and any other criteria which may seem relevant to Teijin in its reasonable judgment, excluding criteria set forth in (a) above): (i) demonstrated In Vitro Activity; (ii) demonstrated In Vivo Activity; (iii) demonstrated safety pharmacology in two species (e.g., rat and dog) showing satisfactory therapeutic index and efficacy as compared to a central nervous system and cardiovascular profile; (iv) demonstrated an appropriate cellular toxicity profile; (v) demonstrated appropriate mutagenicity results; and (vi) demonstrated appropriate single dose and two-week non-GLP toxicology results in two species (e.g., rat and dog).


        1.39 "Research Committee" or "RC" shall mean the oversight committee described in Article 3.


        1.40 "Research Plan" shall mean the written overall plan (a copy of which is attached hereto as Exhibit A) for the Research Program the Parties will conduct to optimize Library Compounds with *** Activity and/or *** Receptor Activity during the Research Program Term. The Research Plan may be revised as necessary by agreement of the RC.


        1.41 "Research Program" shall mean the research to be conducted in accordance with the Research Plan as part of the Collaboration, and shall include the activities and items set forth in Section 2.1 of this Agreement.


        1.42 "Research Program Term" shall mean the period commencing on March 29, 1996 and terminating on the first anniversary thereof, unless extended pursuant to Section 2.3.


        1.43 "Sublicensee" shall mean, with respect to a particular Product, a third party to whom a Party has granted a license or sublicense under the Licensed Technology or the Teijin Technology and/or the Teijin Know-How, as the case may be, to make, use and/or sell such

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Product, including, without limitation, a collaborative partner of Teijin or
CombiChem. As used in this Agreement, it is understood that "Sublicensee" shall also include a third party to whom a Party has granted the right to distribute such Product, provided that such third party has the primary responsibility for marketing and promotion at its expense of such Product within the field or territory for which such distribution rights are granted, which marketing and promotional activities are not subsidized directly or indirectly by a Party or its Affiliates.

        1.44 "Teijin Technology" shall mean any patent application or patent (a) arising in connection with or out of the Research Program or (b) necessary to make, use or sell a Collaboration Compound or Product, and is owned or controlled, in whole or in part, by Teijin or its Affiliates at any time during the term of this Agreement that claims the synthesis, composition-of-matter or method of use of a Library Compound, a Collaboration Compound or a Product.

        1.45 "Teijin Know-How" shall mean all ideas, inventions, data, know-how, instructions, processes, formulas, expert opinion and information owned or controlled in whole or in part by Teijin, by license, assignment or otherwise during the term of this Agreement, which are necessary for the development, manufacture, use or sale or commercialization of a Collaboration Compound or Product, to the extent Teijin has the right to license or sublicense the same, and subject to any limitation and prohibitions of any license or sublicense. Excluded from Teijin Know-How are any inventions otherwise included in the definition of Teijin Technology in this Agreement.


        1.46 "Territory" shall mean Japan, China, North Korea, South Korea, Taiwan, Thailand, Cambodia, Laos, Vietnam, Indonesia, the Philippines, Singapore, Malaysia, Hong Kong, Burma, Australia, New Zealand and Europe; provided that in the event either of the rights set forth in Article 4 are exercised and definitive agreements executed in connection therewith, the "Territory" shall also include the CombiChem Territory with respect to the specified Product Development Candidate and the Products therefrom.


                                    ARTICLE 2
                      COLLABORATION RESEARCH AND SCREENING

        2.1 Collaboration Research Activities. Subject to the terms and conditions set forth herein, the Parties shall conduct research under the Research Plan with respect to Collaboration Compounds on a collaborative basis with the goal of developing Products.

               2.1.1  CombiChem Responsibilities.


                      (a) During the Research Program Term, CombiChem shall synthesize *** Libraries. Such Libraries shall be provided to Teijin according to the schedule set forth in the Research Plan. The Libraries shall be provided in 96-well plates or Eppendorf tubes, and shall contain the quantities of Library Compounds set forth on Exhibit B;


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                      (b)    During the Research Program Term, CombiChem shall
                             keep the RC fully informed of its activities performed in connection with the Collaboration, including, without limitation, by providing the RC with data and information regarding Libraries, Collaboration Compounds and structures thereof;


                      (c) During the Research Program Term, CombiChem shall provide an average of *** *** to conduct CombiChem's activities under the Research Program; and

                      (d) During the Research Program Term, CombiChem shall provide space and resources to accommodate the FTE Teijin chemist (described in Section 2.1.2(c) below).


               2.1.2  Teijin Responsibilities.

                      (a) Teijin shall use reasonable efforts to provide CombiChem with support and assistance useful or necessary for the conduct of the Research Plan, including, but not limited to, providing chemical intermediates, if available, information concerning assay methods and screening data;

                      (b) During the Research Program Term Teijin shall keep the RC fully informed of its activities performed in connection with the Collaboration, including, without limitation, by providing the RC with data and information regarding Collaboration Compounds, and structures thereof, and *** assays developed and used by Teijin to test Library Compounds;


                      (c) During the Research Program Term, Teijin shall provide an average of one (1) FTE research position to conduct Teijin's activities at CombiChem's facility under the Research Program;

                      (d) During the Research Program Term and during the *** Exclusivity Period and the *** Exclusivity Period, Teijin shall screen the Libraries for *** Activity and for *** Receptor Activity. Any compound identified as having *** Activity as a result of such screening shall be considered *** Compound for all purposes of this Agreement, and any compound identified as having *** Receptor Activity as a result of such screening shall be considered a *** Compound for all purposes of this Agreement; and



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                      (e)    During and following the Research Program Term,
                             Teijin shall use Due Diligence to optimize
                             Collaboration Compounds into Products, as set forth in Section 8.1 below.

        2.2 Research Plan. The Parties hereby agree that the Research Program shall be carried out in accordance with the Research Plan, a copy of which is attached hereto as Exhibit A. The RC shall review the Research Plan on an ongoing basis and may make changes to the Research Plan; provided, however, the Research Plan shall not be modified except as mutually agreed by CombiChem and Teijin.


        2.3 Option to Expand the Research Program or to Extend the Research Program Term. Teijin shall have the right to expand or extend the term of the Research Program for up to two successive one (1) year terms. To expand the Research Program, Teijin shall promptly notify CombiChem of its desire. To extend the Research Program Term, Teijin must notify CombiChem no later than three (3) months prior to the then current expiration date for the Research Program Term. Following such notification, the Parties shall negotiate the terms of any such expansion or extension in good faith.


        2.4 Records. CombiChem and Teijin and their respective Affiliates shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under any applicable governmental regulations and as directed by the RC). Each Party shall allow the other to have reasonable access to all pertinent materials and data generated by or on behalf of such Party with respect to each Collaboration Compound in connection with the Research Program, as set forth in the Research Plan.


        2.5 Permitted Activities. Subject in all cases to Section 2.10, each of Teijin and CombiChem may screen the Libraries, both during the Research Program Term and thereafter, for activity other than *** Activity or *** Receptor Activity. CombiChem and Teijin may further collaborate with respect to any Other Library Compounds discovered pursuant to this Section 2.5 and the terms and conditions of any such further collaboration shall be subject to good-faith negotiations.


        2.6 Post-Research Program Activities. Except as expressly provided elsewhere under the terms of this Agreement, Teijin shall, at Teijin's or its Affiliates or Sublicensees' expense, be responsible for conducting all development and commercialization of Collaboration Compounds and Products to which Teijin retains rights under this Agreement following the Research Program Term.

        2.7    Reports.


               2.7.1 Collaboration Compounds. Following the Research Program Term, Teijin shall keep CombiChem fully informed of its activities with respect to Collaboration Compounds. Teijin shall provide CombiChem with written *** reports within ***


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




*** of the end of each *** period providing at least the following information regarding the status of all Collaboration Compounds: (i) description of the status of the research and development activities conducted with respect to each Collaboration Compound, including decisions made to discontinue development of any Collaboration Compound; and (ii) the status of all patent applications claiming such Collaboration Compounds. Such reports shall contain sufficient information to allow CombiChem to monitor Teijin's obligations under this Agreement, including, without limitation, Teijin's obligations with respect to Due Diligence set forth in Section 8.1 below and the accomplishment of the milestones set forth in Section 6.2 below. Until first commercial introduction of each royalty-bearing Product by or on behalf of Teijin hereunder, Teijin shall keep CombiChem apprised of the status of the pre-clinical, clinical and commercial development of that Product by semi-annually providing CombiChem with a written report detailing such activities with respect to each applicable Product during the term of this Agreement.

                2.7.2 Library Compounds. During the Research Program Term, Teijin shall keep CombiChem fully informed of its activities with respect to Library Compounds, including, without limitation, notification by Teijin to CombiChem of its intent to screen such Library Compound against an assay other than an assay designed to determine *** Activity or *** Receptor Activity prior to performing any such screening. Teijin shall provide CombiChem with written *** reports within *** of the end of each *** period providing such information.


               2.7.3 Confidentiality. All reports and information provided under this Section 2.7 shall be deemed Confidential Information of Teijin.

        2.8 Excluded Products. Within thirty (30) days of the filing of an IND with respect to each Excluded Product, Teijin shall notify CombiChem of such filing, and provide a detailed description of why such Excluded Product is not an Product hereunder. If a dispute arises between the Parties which the Parties are unable to resolve regarding whether or not a product is an Excluded Product, the dispute shall be settled by binding arbitration pursuant to Article 13 herein.

        2.9 Retained Rights. CombiChem shall retain ownership of the tangible property embodied in the physical Libraries and in the Library Compounds provided to Teijin hereunder.

        2.10 Restricted Activities; Rights Following Termination of Exclusivity.

               2.10.1 *** Exclusivity. During the *** Exclusivity Period, CombiChem will not (i) knowingly make compounds or combinatorial libraries for or with any third person or entity specifically for screening for *** Activity,
(ii) enter into contract screening for or with any third person or entity with respect to *** Activity or (iii) perform for its own account any screening with respect to *** Activity; provided, that, after the right of first negotiation set forth in Section 4.1 of this Agreement has been exercised and lapsed, CombiChem may confidentially provide information and data concerning *** Compounds designated to be Product Development Candidates to a potential or actual collaborator of


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


CombiChem in the CombiChem Territory during the *** Exclusivity Period solely with respect to the specified Product Development Candidate with prior notice of the name of such potential or actual collaborator to Teijin.

                2.10.2 *** Exclusivity. During the *** Exclusivity Period, CombiChem (a) will not enter into contract screening for or with any third person or entity of the Libraries, any Library Compound or any Derivative Compound with respect to *** Receptor Activity and (b) will not perform for its own account any screening of the Libraries, any Library Compound or any Derivative Compound with respect to *** Receptor Activity; provided, that, after the right of first negotiation set forth in Section 4.1 of this Agreement has been exercised and lapsed, CombiChem may confidentially provide information and data concerning *** Compounds designated to be Product Development Candidates to a potential or actual collaborator of CombiChem in the CombiChem Territory during the *** Exclusivity Period solely with respect to the specified Product Development Candidate with prior notice of the name of such potential or actual collaborator to Teijin.

                2.10.3 All Other Molecular Targets. During the Research Program Term, CombiChem will not enter into contract screening of the Libraries, any Library Compound or any Derivative Compound for or with any third person or entity, with respect to any activity and will not perform for its own account any screening of the Libraries or any Library Compound with respect to any activity.

                2.10.4 Commercialization Rights. Teijin's rights to develop and commercialize each Collaboration Compound as set forth in and subject to the terms and conditions of this Agreement, shall be exclusive in the Territory exclusive even as to CombiChem and its Affiliates) for as long as Teijin continues to develop and commercialize such Collaboration Compound with Due Diligence.

                2.10.5 Rights Following Termination of Exclusivity. After the expiration of the *** Exclusivity Period, the *** Exclusivity Period or the Research Program Term, as the case may be, CombiChem and Teijin shall have co-exclusive rights to the Libraries and the Library Compounds and each may use any Library itself or provide such Library to others on either an exclusive or non-exclusive basis, subject to the terms and conditions regarding Collaboration Compounds from such Library expressly set forth in this Agreement.


                                    ARTICLE 3
                                   MANAGEMENT

        3.1 Research Committee. Teijin and CombiChem will establish a RC to oversee, review and coordinate the conduct of the Research Program, including, without limitation, the design of the Libraries, and provide advice regarding prosecution of patent applications.

        3.2 Membership of RC. The RC shall be comprised of representatives from each of Teijin and CombiChem, each Party's members selected by that Party. The initial representatives of each Party are listed on Exhibit C attached hereto. Each Party shall

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

designate the chief representative for its members ("Chief Representative"). CombiChem and Teijin may change its RC representatives at any time, upon written notice to the other Party. The RC shall be chaired as agreed by the Parties. From time to time, the RC may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the RC agrees.

        3.3    RC Meetings.

               3.3.1 Research Program Term. During the Research Program Term, the RC shall meet up to four (4) times per year at regular intervals, or more often as agreed by the Parties, at such locations as the Parties agree. At such meetings, the RC will formulate and review the Research Program objectives, monitor the progress of the Research Program toward those objectives, and take such other actions as may be specified under this Agreement or as the Parties deem appropriate. With the consent of the Parties, other representatives of CombiChem or Teijin or their Affiliates or Sublicensees may attend such RC meetings as observers. Each Party shall be responsible for all of its own expenses. The first meeting of the RC shall occur as soon as practicable after the Effective Date, but in no event later than forty-five (45) days after the Effective Date.

               3.3.2 After Research Program Term. After the Research Program Term and during the term of this Agreement, the RC shall meet as mutually agreed by the Parties. At such meetings, the RC will take such other actions as may be specified under this Agreement or as the Parties deem appropriate. Each Party shall be responsible for all of its own expenses.

        3.4 Decision Making. Decisions of the RC shall be made by agreement between the Teijin Chief Representative and the CombiChem Chief Representative. Certain decisions must be approved by CombiChem's Chief Executive Officer and Teijin's General Manager of the Planning and Research Division, Medical and Pharmaceutical Group. In the event that agreement is not achieved, the dispute will be referred to CombiChem's Chief Executive Officer (or designee of similar rank) and Teijin's General Manager of the Planning and Research Division, Medical and Pharmaceutical Group (or designee of similar rank), who shall promptly meet and endeavor to resolve the dispute in a timely manner.

                                    ARTICLE 4
                                     OPTIONS


        CombiChem hereby grants to Teijin the exclusive rights set forth in
Section 4.1 and 4.2 below exercisable to acquire exclusive rights to commercialize Collaboration Compounds or Products in the CombiChem Territory.

        4.1 Right of First Negotiation to Acquire Commercialization Rights in the CombiChem Territory. Following the time an *** Compound or a *** Compound has been designated a Product Development Candidate, either Party may notify the other Party in writing (the "Rights Notice") of its desire to negotiate to provide Teijin with exclusive rights to commercialize such Product Development Candidate in the CombiChem Territory


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




("Commercialization Rights"). Such notice shall be deemed an offer to Teijin to enter into definitive agreements with respect to such Commercialization Rights. CombiChem and Teijin shall have a period of *** from receipt of the Rights Notice in which to negotiate the terms and conditions of the definitive agreements. In the event that definitive agreements are not entered into within such *** period, CombiChem may immediately thereafter enter into discussions with third parties regarding the Commercialization Rights with prior notice of the names of such third parties to Teijin and the right of first negotiation set forth in this Section 4.1 shall lapse with respect to the specified Product Development Candidate and the right of first refusal set forth in Section 4.2 below shall be operative thereafter.

        4.2 Right of First Refusal to Acquire Commercialization Rights in the CombiChem Territory. For a period of *** following the lapse of the right of first negotiation set forth in Section 4.1 with respect to a specified Product Development Candidate, prior to entering into any agreement with a third party to grant the Commercialization Rights with respect to a Product Development Candidate, CombiChem shall notify Teijin in writing of the material terms and conditions of any such proposed agreements. Such notice shall be deemed an offer to Teijin to enter into definitive agreements on the same proposed terms and conditions. Teijin shall have *** to accept the offer contained in such notice. Upon acceptance by Teijin, the Parties will negotiate in good faith to draft and execute definitive agreements within *** of acceptance. If no definitive agreements have been executed in such *** period, the right of first refusal set forth in this Section 4.2 shall lapse with respect to the specified Product Development Candidate.

        4.3 Access to Data. In order to make it possible for CombiChem to search for a Sublicensee to the rights to commercialize a Product Development Candidate in the CombiChem Territory, Teijin agrees that it will give access, following the lapse of the right of first negotiation set forth in Section 4.1, solely to data regarding activity of the specified Product Development Candidate free of charge to such potential Sublicensee solely for the purpose of the evaluation of the Product Development Candidate by such third party; any other data which Teijin has generated in connection with the Collaboration may be provided to the third party only upon agreement with Teijin on terms applicable to providing such data. No non-clinical or clinical data to which Teijin provides access under this Section 4.3 may be submitted to the regulatory authorities for IND or NDA applications by CombiChem, its Affiliates or its Sublicensees without agreement with Teijin on terms applicable to such submission including sharing of the cost of the generation of the data; provided that CombiChem and/or Teijin and/or a Sublicensee of either party will provide free of charge to the other Party and/or its Sublicensees any information or data required by law to be reported to the relevant regulatory authorities outside of any drug approval process.


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

                                    ARTICLE 5
                                    LICENSES

        5.1 Licenses to Teijin.

               5.1.1 Exclusive License to Licensed Technology in the Territory. Subject to the terms and conditions of this Agreement, CombiChem agrees to grant, and hereby grants, to Teijin an exclusive license (exclusive even as to CombiChem and its Affiliates) under the applicable Licensed Technology to make, have made and use Collaboration Compounds, and to make, have made, use, have used, sell and have sold Products in the Field within the Territory. It is understood that such licenses shall include the right to discover and develop Collaboration Compounds and Products after the Research Program Term if still during the term of this Agreement.

               5.1.2 Exclusive License to Joint Inventions Relating to Collaboration Compounds and Products in the Territory. Subject to the terms and conditions of this Agreement, CombiChem agrees to grant, and hereby grants, to Teijin an exclusive license under CombiChem's interest in any Joint Inventions to make, have made and use Collaboration Compounds, and to make, have made, use, have used, sell and have sold Products in the Field within the Territory.

               5.1.3 Exclusivity and Term for Collaboration Compounds. Such licenses shall be exclusive in relation to each Collaboration Compound and Product so long as Teijin continues to develop and commercialize such Collaboration Compound and/or Product with Due Diligence.

               5.1.4 Co-Exclusive License to Joint Inventions Relating to Library Compounds. Subject to the terms and conditions of this Agreement, CombiChem agrees to grant and hereby grants to Teijin, effective upon the expiration of the *** Exclusivity Period, *** Exclusivity Period or the Research Program Term, as the case may be, a co-exclusive, worldwide, royalty-free license under CombiChem's interest in any Joint Inventions relating to Library Compounds from such Library (excluding Collaboration Compounds) to make, have made, use, import, sell and have sold products.

        5.2    Licenses to CombiChem.

               5.2.1 Exclusive License to Teijin Technology and Teijin Know-How in the CombiChem Territory. Subject to the terms and conditions of this Agreement, Teijin agrees to grant, and hereby grants, to CombiChem an exclusive license (exclusive even as to Teijin and its Affiliates) under the applicable Teijin Technology and Teijin Know-How to make, have made and use Collaboration Compounds, and to make, have made, use, have used, sell and have sold Products in the Field within the CombiChem Territory. It is understood that such licenses shall include the right to discover and develop Collaboration Compounds and Products after the Research Program Term if still during the term of this Agreement.


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


               5.2.2 Exclusive License to Joint Invention Relating to Collaboration Compounds and Products in the CombiChem Territory. Subject to the terms and conditions of this Agreement, Teijin agrees to grant, and hereby grants, to CombiChem an exclusive license under Teijin's interest in any Joint Inventions to make, have made and use Collaboration Compounds, and to make, have made, use, have used, sell and have sold Products in the Field within the CombiChem Territory (subject to Article 4).

               5.2.3 Co-Exclusive License to Joint Inventions Relating to Library Compounds. Subject to the terms and conditions of this Agreement, Teijin agrees to grant, and hereby grants, to CombiChem, effective upon the expiration of the *** Exclusivity Period, the *** Exclusivity Period or the Research Program Term, as the case may be, a co-exclusive, worldwide, royalty-free license under Teijin's interest in any Joint Inventions relating to Library Compounds from such Library (excluding Collaboration Compounds) to make, have made, use, import, sell and have sold products.


               5.2.4 Physical Transfer. In the event that elements or components of Teijin Technology and/or Teijin Know-How are to be physically transferred to CombiChem, its Affiliates or Sublicensees in connection with the license grants contained herein, CombiChem and Teijin shall negotiate in good faith the terms and conditions for such physical transfer.


        5.3 Sublicenses. Subject to the terms and conditions of this Agreement, each Party shall have the right to sublicense the rights granted in this Article
5. Each such sublicense shall be consistent with all the terms and conditions of this Agreement, and shall be subject to the prior consent of the other Party, which consent shall not be unreasonably withheld. The Party sublicensing its rights hereunder shall remain responsible to the other Party for all of each such Sublicensee's applicable financial and other obligations under the sublicense. Each sublicense shall provide for its continuation following early termination of the license rights of the Party sublicensing its rights hereunder, and, except in the case of Excluded Products, its assignment to the other Party.

        5.4 Direct Affiliate Licenses. Whenever Teijin shall reasonably demonstrate to CombiChem that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between CombiChem and such Affiliate, CombiChem will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, and Teijin shall guarantee the Affiliate's obligations thereunder and otherwise provide to CombiChem assurances of performance satisfactory to CombiChem. Teijin shall reimburse CombiChem for its reasonable attorneys' fees and costs incurred in connection with any such separate license agreement.


        5.5 No Liability Regarding Third Party Rights. It is understood and agreed that even if CombiChem complies with its obligations under this Agreement, that compounds provided to third parties in the course of CombiChem's other business activities may result in third party patent applications and patents, including patent applications and patents owned by such third parties, or owned jointly by CombiChem and such third parties, which could conflict with patent applications and patents owned by Teijin, or jointly owned by Teijin and

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



CombiChem hereunder. CombiChem will use its reasonable efforts to avoid such conflict; provided, that unless Teijin is damaged as a proximate result of a material breach by CombiChem of the terms of Article 2 or any of the representations and warranties in Article 11, then CombiChem shall have no liability under this Agreement with respect to any such conflict.

        5.6 Research License. Notwithstanding Section 5.1 above and subject to
Section 2.10, CombiChem shall retain the right under the Licensed Technology to make, have made and use Library Compounds for its own research purposes.


        5.7 No Other Products. Except as otherwise agreed or specifically provided in the terms of this Agreement, neither Teijin nor its Affiliates nor Sublicensees shall commercialize any Library Compound or Collaboration Compound, other than as a Product in accordance with this Agreement.



                                    ARTICLE 6
                                    PAYMENTS


        6.1 Up-front Payment. In consideration of the licenses contained in this Agreement, Teijin agrees to pay to CombiChem an up-front payment of *** , such amount to be paid within thirty (30) days of the Effective Date. Except as otherwise specifically set forth in this Agreement, this up-front payment shall not be refundable nor shall it be creditable against any other amounts due under this Agreement.

        6.2 Collaboration Funding. In consideration for CombiChem's performance of its obligations under the Research Program, within *** of the Effective Date and within *** of the first *** of each subsequent *** interval of the Research Program Term, Teijin shall pay CombiChem an amount equal to *** of the Aggregate Annual Research Fee set forth below:

                                                         Aggregate
               Contract Year                       Annual Research Fee

                      1                                     ***

The Aggregate Annual Research Fee shall be the maximum amount Teijin shall be obligated to pay CombiChem for its services as part of the Research Program (even if the product of the Annual Research Fee multiplied by the number of CombiChem scientists and Teijin scientists sited at CombiChem's facility and used in the Research Program on a FTE basis would exceed such amount) and CombiChem shall be responsible for any additional costs incurred by CombiChem, unless Teijin has agreed in writing in advance to pay any amount beyond the Aggregate Annual Research Fee. The amounts to be paid hereunder shall not be refundable nor shall they be creditable against any other amounts due under this Agreement.



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


        6.3    Milestone Payments.

               6.3.1 Collaboration Compound Milestones. Teijin agrees to pay to CombiChem the amounts set forth in Table 6.3.1 below upon completion by Teijin, its Affiliates, Sublicensees or other designees of each of the milestones set forth in Table 6.3.1 with respect to the first *** Compound to reach such milestone and the first *** Compound to reach such milestone. Teijin shall have no obligation to pay any of the following milestone payments more than *** *** with respect to *** Compounds or *** Compounds directed at the same molecular target, regardless of how many applicable Products are commercialized. No milestone payments shall be due to CombiChem in respect of (a) Excluded Products in any event or (b) a *** Compound unless and until Teijin has notified CombiChem in writing of its intention to designate such *** Compound as a Product Development Candidate. Following the notification by Teijin discussed in subsection (b) of the immediately preceding sentence, Teijin shall pay to Combichem all milestone payments which would have otherwise have been due with respect to such *** Compound. For example, Teijin shall have no obligation to make a milestone payment for the first *** Compound which demonstrates *** or *** until it has designated a *** Compound directed at a particular molecular target as a Product Development Candidate. Following such designation and assuming that such *** Compound has demonstrated *** Teijin would be required to pay to CombiChem an aggregate of *** representing the milestones achieved through the time of such designation.

                                   Table 6.3.1

-------------------------------------------------------------------------------------------------
                                                          First *** Compound and
               MILESTONES                            *** Compound (against a specific
                                                       molecular target) Identified
-------------------------------------------------------------------------------------------------
         ***                                                     U.S. ***
         ***                                                     U.S. ***
         ***                                                     U.S. ***
         ***                                                     U.S. ***
         ***                                                     U.S. ***
Total Payments                                                   U.S. ***
-------------------------------------------------------------------------------------------------

               6.3.2 Payments. Except as set forth in Section 6.3.1 solely with respect to *** Compounds, all payments made to CombiChem by Teijin pursuant to this Section 6.3 shall be due within thirty (30) days after the occurrence of the corresponding milestone. Except as otherwise specifically set forth in this Agreement, milestone payments made pursuant to this Section 6.3 shall not be *** nor shall they be *** against any other amounts due under this Agreement. It is understood that the milestone payments set forth above shall be made with respect to the first *** Compound and the first *** Compound to attain such milestone; provided, however, that if Teijin ceases all development of a particular ***


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


Compound or *** Compound (or corresponding Product) after having made payments with respect to such *** Compound or *** Compound (or corresponding Product) under this Section 6.3 on the accomplishment of milestones specified herein, there shall be no payment due upon the accomplishment of those same milestones with respect to the *** Compound or *** Compound (or corresponding Product) hereunder that is directed at the same molecular target. Amounts due with respect to milestones achieved with respect to *** Compound or *** Compound (or corresponding Product) which were not previously paid with respect to an *** Compound or *** Compound (or corresponding Product) shall be paid pursuant to this Section 6.3.

        6.4    Royalties to CombiChem.

               6.4.1 Base Royalty on Products. Teijin shall pay to CombiChem in respect of Net Sales of Products by Teijin, its Affiliates and Sublicensees, royalties of *** of Net Sales of each Product within the Territory.

               6.4.2 Trade Secret Royalties. The Parties acknowledge and agree that the principal value contributed by CombiChem is a potential acceleration in time to market, enhanced probability of success and the potential for multiple target leads and that CombiChem may not own or control patents that cover the manufacture, sale or use of a particular Product. Teijin acknowledges and agrees that Teijin receives value hereunder in obtaining the access to the Collaboration Compounds and, accordingly, Teijin shall pay the royalties at the rate specified in this Section 6.4, regardless of whether a Product is covered by a patent application or patent within the Licensed Technology.

               6.4.3 Single Royalty: Nonroyalty Sales. No royalty shall be payable under this Section 6.4 with respect to sales of Products among Teijin, its Affiliates and Sublicensees for resale; and in no event shall more than one royalty be due hereunder with respect to any Product unit even if covered by more than one patent included in the Licensed Technology.



               6.4.4 Royalty Term. Teijin's obligation to pay royalties to CombiChem under this Section 6.4 shall continue for each Product, on a country-by-country basis, until the date which is the later of (i) ten (10) years after the first commercial sale of such Product in such country by Teijin, its Affiliates or Sublicensees, (ii) the expiration of the last-to-expire issued patent within the Licensed Technology containing any claim which would be infringed by making, using or selling the applicable Product in the applicable country in the absence of the license grants in this Agreement.

               6.4.5 Currency of Payments. All payments made pursuant to this
Section 6.4 shall be made in U.S. dollars.


        6.5    Royalties to Teijin.

               6.5.1 Base Royalty on Products. CombiChem shall pay to Teijin in respect of Net Sales of Products by CombiChem, its Affiliates and Sublicensees, royalties of ***


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


*** of Net Sales of each Product within the CombiChem Territory.

               6.5.2 Trade Secret Royalties. CombiChem acknowledges and agrees that CombiChem receives value hereunder in obtaining the access to the Product Development Candidates and accordingly, CombiChem shall pay the royalties at the rate specified in this Section 6.5, regardless of whether a Product is covered by a patent application or patent within the Teijin Technology, or by the Teijin Know-How.

               6.5.3 Single Royalty: Nonroyalty Sales. No royalty shall be payable under this Section 6.5 with respect to sales of Products among CombiChem, its Affiliates and Sublicensees for resale; and in no event shall more than one royalty be due hereunder with respect to any Product unit even if covered by more than one patent included in the Teijin Technology, or by the Teijin Know-How.

               6.5.4 Royalty Term. CombiChem's obligation to pay royalties to Teijin under this Section 6.5 shall continue for each Product, on a country-by-country basis, until the date which is the later of (i) ten (10) years after the first commercial sale of such Product in such country by CombiChem, its Affiliates or Sublicensees, (ii) the expiration of the last-to-expire issued patent within the Teijin Technology containing any claim which would be infringed by making, using or selling the applicable Product in the applicable country in the absence of the license grants in this Agreement.

               6.5.5 Currency of Payments. All payments made pursuant to this
Section 6.5 shall be made in Japanese yen.

        6.6 Third Party Royalties. Except as otherwise specifically set forth in this Agreement, each Party shall be responsible for the payment of any royalties due to third parties upon the manufacture, use, marketing, sale or distribution of Products by such Party, its Affiliates or Sublicensees under the Licensed Technology, the Teijin Technology and/or the Teijin Know-How.


                                    ARTICLE 7
                           PAYMENTS; BOOKS AND RECORDS


        7.1 Royalty Reports and Payments. After the first commercial sale of a Product on which royalties are payable by a Party, its Affiliates or Sublicensees hereunder, such Party shall make quarterly written reports to the other Party within ninety (90) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of each Product sold during the calendar quarter upon which a royalty is payable under Section 6.4 or 6.5, as the case may be. Concurrently with the making of such reports, the selling Party shall pay to the other Party royalties due at the rates specified in Section 6.4 or 6.5, as the case may be.

        7.2 Method for Payments. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the


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


receiving Party. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional *** calculated on the number of days such payment is delinquent.


        7.3 Place of Royalty Payment and Currency Conversions. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion quoted for current transactions reported in the Western edition of The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains. If at any time legal restrictions prevent the prompt remittance of any royalties owed on Net Sales in any jurisdiction, the payor may make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of the payee. The payor shall promptly notify the payee of the circumstances leading to such deposit and, at the payee's request, cooperate with the payee to repatriate such amounts.


        7.4 Records; Inspection. The selling Party and its Affiliates and Sublicensees shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of CombiChem if CombiChem is the selling party or at the Tokyo Head office of Teijin at 1-1 Uchisaiwai-cho 2-chome, Chiyoda-ku, Tokyo, Japan if Teijin is the selling party for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a public accounting firm mutually acceptable to Teijin and CombiChem, solely for the purpose of verifying royalty statements hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this
Section 7.4 shall be at the expense of the inspecting Party, unless a variation or error producing an increase exceeding *** of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by the other Party together with interest thereon from the date such payments were due at the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus an additional *** . The public accounting firm employees shall sign a customary confidentiality agreement as a condition precedent to their inspection, and shall report to the inspecting Party only that information which would be contained in a properly prepared royalty report by the other Party.


        7.5    Tax Matters.

               7.5.1 Withholding Taxes Paid by Teijin. All amounts required to be paid by Teijin pursuant to this Agreement shall be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States (collectively, "Teijin Withholding Taxes") to the extent CombiChem and/or its Affiliates or their successors has the lawful rights to utilize the Teijin Withholding Taxes paid by Teijin as a credit against

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

CombiChem and/or its Affiliates regular U.S. tax liability. Teijin shall provide CombiChem a certificate evidencing payment of any Teijin Withholding Taxes hereunder.


               7.5.2 Withholding Taxes Paid by CombiChem. All amounts required to be paid by CombiChem pursuant to this Agreement shall be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than Japan ("CombiChem Withholding Taxes") to the extent Teijin and/or its Affiliates or their successors has the lawful rights to utilize the CombiChem Withholding Taxes paid by CombiChem as a credit against Teijin's and/or its Affiliates regular Japanese tax liability. CombiChem shall provide Teijin a certificate evidencing payment of any CombiChem Withholding Taxes hereunder.


               7.5.3 Sales Taxes. Any sales taxes, use taxes, transfer taxes or similar governmental charges required to be paid in connection with the transfer of the Libraries by CombiChem to Teijin shall be the sole responsibility of Teijin. In the event that CombiChem is required to pay any such amounts, and reasonably documents payment, Teijin shall promptly remit payment to CombiChem of such amounts.


                                    ARTICLE 8
                                  DUE DILIGENCE

        8.1 Due Diligence. The selection of Collaboration Compounds and Products for development and commercialization in the Territory shall be in the sole discretion of Teijin. Teijin shall, at Teijin's expense, be responsible for conducting all development of Collaboration Compounds and Products in the Territory, and all commercialization of Products in the Territory. Teijin shall use its reasonable efforts, comparable to other internal development candidates of comparable value, to develop and commercialize Products as expeditiously as practicable and take such other actions as are necessary to obtain government approvals to market each Product in the Territory (which shall include, without limitation, the filing of an IND with respect to a Product Development Candidate within *** of designation of such Library Compound as a Product Development Candidate as long as Teijin does not suspend the development of such Product Development Candidate due to a biological profile problem and thereafter to promote each Product and meet the market demand therefor in such markets) ("Due Diligence"). The Parties acknowledge and agree that any requirements necessary to meet Due Diligence may be modified with the mutual written consent of the Parties.


        8.2 License Back. If (a) Teijin does not use Due Diligence pursuant to
Section 8.1 of this Agreement to actively develop and commercialize a Collaboration Compound or Product or (b) determines that it will not commercialize a Collaboration Compound or Product associated with a specific molecular target and in each case so notifies CombiChem, and in each case Teijin has not sublicensed such, then the exclusivity of Teijin's rights in the Territory to such particular Collaboration Compound or Product associated with such molecular target shall terminate and CombiChem shall have co-exclusive rights in the Territory to such Collaboration Compound or Product associated with such molecular target.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

CombiChem shall have the right to first negotiate to obtain an exclusive license under the Teijin Technology and the Teijin Know-How, to make, use and sell such particular Collaboration Compound or Product in the Territory.

        8.3 Regulatory Filings. If the exclusivity of Teijin's rights with respect to a Collaboration Compound or Product shall terminate under Section 8.2, Teijin shall (i) promptly provide to CombiChem a complete listing and description of all governmental permits and health registrations and other rights pertaining to the Product, (ii) without undue delay provide CombiChem with access to all regulatory filings made by Teijin or its Affiliates or Sublicensees to the extent possible with respect to such Product, together with the underlying pre-clinical and clinical data with respect to such Product, and
(iii) (A) agree and assist CombiChem, its Affiliates or Sublicensees in obtaining government permits and health registrations pertaining to the Product and necessary to practice the co-exclusive or exclusive rights granted to CombiChem by Teijin under Section 8.2 or (B) if CombiChem acquires exclusive rights under Section 8.2 and if possible, without undue delay assign or cause to be assigned or otherwise transferred to CombiChem or CombiChem's designee, at CombiChem's expense, all of such government permits and health registrations and all other rights pertaining to the Product and requested in writing by CombiChem. The Parties shall negotiate in good faith to reach agreement regarding sharing of costs. No non-clinical or clinical data including those for such Collaboration Compound or Product may be submitted to the regulatory authorities for IND or NDA applications by CombiChem, its Affiliates or Sublicensees without agreement with Teijin on terms applicable to such submission, including sharing of the cost of the generation of the data; provided, that Teijin, its Affiliates or Sublicensees will provide free of charge to CombiChem, its Affiliates and Sublicensees any information or data required by law to be reported to the relevant regulatory authorities outside of any drug approval process. In such event, CombiChem, its Affiliates and Sublicensees may use and incorporate such filings and data in support of applications for approval of such Product in the Territory, provided that such filings and data are not those of the pivotal studies which CombiChem, its Affiliates or Sublicensees are required to conduct if such filings and data are not available.


                                    ARTICLE 9
                              INTELLECTUAL PROPERTY

        9.1 Ownership of Inventions. Title to all inventions and other intellectual property made solely by employees of Teijin or its Affiliates, but not CombiChem or its Affiliates, in connection with and arising out of the Research Program ("Teijin Inventions") shall be deemed owned by Teijin. Title to all inventions and other intellectual property made solely by employees of CombiChem or its Affiliates, but not Teijin or its Affiliates, in connection with and arising out of with the Research Program ("CombiChem Inventions") shall be deemed owned by CombiChem. Subject to Section 9.2.1(c), title to all inventions and other intellectual property made jointly by employees of Teijin or its Affiliates and employees of CombiChem or its Affiliates in connection with and arising out of the Research Program ("Joint Inventions") shall be deemed jointly owned by CombiChem and Teijin.

        9.2    Patent Prosecution.

               9.2.1  Responsibilities.


                      (a) CombiChem Inventions. Subject to Sections 9.2.2 and 9.2.3, CombiChem shall be responsible for (i) preparing, filing, prosecuting and maintaining in such countries designated by the RC patent applications and patents relating to all CombiChem Inventions included within the Licensed Technology and (ii) conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto relating to such Inventions.

                      (b) Teijin Inventions. Subject to Sections 9.2.2 and 9.2.3, Teijin shall be responsible for (i) preparing, filing, prosecuting and maintaining in such countries designated by the RC patent applications and patents relating to all Teijin Inventions included within the Teijin Technology and (ii) conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto relating to such Inventions.

                      (c) Joint Inventions. Subject to Sections 9.2.2 and 9.2.3, each Party shall be responsible for (i) preparing, filing, prosecuting and maintaining in their respective territories (Territory or CombiChem Territory, as the case may be) patent applications and patents relating to all Joint Inventions and (ii) conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto relating to such Inventions in their respective territories (Territory or CombiChem Territory, as the case may be). On agreement between CombiChem and Teijin, either Party may, on behalf of the other Party, prepare, file, prosecute and maintain patent applications and patents relating to Joint Inventions in countries in the other Party's territory. In the event of such an agreement, Joint Inventions for which a Party makes filings in the other Party's territory (in the CombiChem Territory with respect to Teijin and in the Territory with respect to CombiChem) shall continue to be jointly owned by CombiChem and Teijin only if the non-filing Party reimburses the filing Party for all of any reasonable costs incurred with respect to such activities, such reimbursement to occur within a reasonable time following receipt of an invoice and verification thereof. CombiChem and Teijin shall keep the RC informed concerning such activities with respect to Joint Inventions in their respective territories.

               9.2.2  Failure to Prosecute.

                      (a) CombiChem Failure. CombiChem may elect upon ninety
(90) days prior notice to discontinue prosecution of any patent applications filed pursuant to Sections 9.2.1(a) or (c) above and/or not to file or conduct any further activities with respect to the patent applications or patents subject to such Sections. In the event CombiChem declines to file or having filed fails to further prosecute or maintain any patent applications or patents subject to Sections 9.2.1(a) or (c) above, or conduct any interferences, re-examinations, reissues, oppositions, then, subject to CombiChem's agreements with third parties, Teijin shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries worldwide (with respect to elections under Section 9.2.1(a)) or in the CombiChem Territory (with respect to elections under Section 9.2.1(c)) it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions at its sole expense; provided, costs incurred under this Section 9.2.2(a) shall be deducted from royalties owed by Teijin to CombiChem.

                      (b) Teijin Failure. Teijin may elect upon ninety (90) days prior notice to discontinue prosecution of any patent applications filed pursuant to Sections 9.2.1(b) or (c) above and/or not to file or conduct any further activities with respect to the patent applications or patents subject to such Sections. In the event Teijin declines to file or having filed fails to further prosecute or maintain any patent applications or patents subject to Sections 9.2.1(b) or (c) above, or conduct any interferences, re-examinations, reissues, oppositions, then, subject to Teijin's agreements with third parties, CombiChem shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries worldwide (with respect to elections under Section 9.2.1(b)) or in the Territory (with respect to elections under Section 9.2.1(c)) it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions at its sole expense; provided, costs incurred under this Section 9.2.2(b) shall be deducted from royalties owed by CombiChem to Teijin.


               9.2.3 Cooperation. Each of Teijin and CombiChem shall keep the other fully informed as to the status of patent matters described in this
Article 9, including, without limitation, by providing the other the opportunity to fully review and comment on any documents as far in advance of filing dates as practicable which will be filed in any patent office, and providing the other copies of any substantive documents that such Party receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. Teijin and CombiChem shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other Party's request.


               9.2.4 Costs. Subject to Section 9.2.2, CombiChem shall pay all costs incurred pursuant to Section 9.2.1(a) and Teijin shall pay all costs incurred pursuant to Section 9.2.1(b).


               9.2.5 Copies. Teijin shall promptly provide to CombiChem a copy of any patent applications filed by Teijin and its Affiliates during the term of this Agreement with respect to any Library Compound, Collaboration Compound and/or Product, except with respect to Excluded Products. CombiChem, shall promptly provide to Teijin a copy of any patent applications filed by CombiChem and its Affiliates during the term of this Agreement with respect to any Collaboration Compounds and/or Products.

        9.3    Enforcement and Defense.

               9.3.1 Enforcement. Each Party shall promptly notify the other of its knowledge of any potential infringement of the Licensed Technology or the Teijin Technology by a third party. Each Party agrees to render such reasonable assistance as the prosecuting Party may request. Costs of maintaining any such action and damages recovered therefrom shall be paid by and belong to the Party bringing the action.

                     (a) Teijin has the right, but not the obligation, to take reasonable legal action necessary to protect the Licensed Technology against infringements by third parties within the Territory. If within six (6) months following receipt of notice of infringement, Teijin fails to take such action to halt a commercially significant infringement within the Territory, CombiChem shall, in its sole discretion, have the right, at its expense, to take such action as it deems warranted in its own name or in the name of Teijin or jointly to cease any infringement with respect to the Licensed Technology.

                     (b) CombiChem has the right, but not the obligation, to take reasonable legal action necessary to protect the Teijin Technology against infringements by third parties within the CombiChem Territory. If within six (6) months following receipt of notice of infringement, CombiChem fails to take such action to halt a commercially significant infringement within the CombiChem Territory, Teijin shall, in its sole discretion, have the right, at its expense, to take such action as it deems warranted in its own name or in the name of CombiChem or jointly to cease any infringement with respect to the Teijin Technology.


               9.3.2 Defense. Each Party shall be solely responsible for defending at its own expense any infringement suit brought against itself for infringement of third party intellectual property rights (whether or not covered by patent or other protection) by manufacturing, selling or using any Product.


                                   ARTICLE 10
                                 CONFIDENTIALITY


        10.1 Confidential Information. Except as otherwise expressly provided herein, the Parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving Party shall not, except as expressly provided in this Article 10, disclose to any third party or use for any purpose any confidential information furnished to it by the disclosing Party hereto pursuant to this Agreement ("Confidential Information"), except to the extent that it can be established by the receiving Party by competent proof that such information:


               (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

               (d) was independently developed by the receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

               (e) was subsequently lawfully disclosed to the receiving Party by a person other than a Party.

        10.2 Permitted Use and Disclosures. Each Party hereto may use or disclose information disclosed to it by the other Party to the extent such information is included in the Licensed Technology, the Teijin Technology or the Teijin Know-How, as the case may be, and to the extent such use or disclosure is reasonably necessary and permitted in the exercise of such rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or court order or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising license rights expressly granted by the other Party to it pursuant to the terms of this Agreement, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable best efforts to secure confidential treatment of such information in consultation with the other Party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

        10.3 Nondisclosure of Terms. Each of the Parties hereto agrees not to disclose the terms of this Agreement to any third party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, except to such Party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, CombiChem and Teijin may each disclose to third parties the information contained in such press release and Q&A without the need for further approval by the other. In addition, Teijin and CombiChem may make public statements regarding the progress of the Research Program and the achievement of milestones and fees with respect thereto, following consultation and mutual agreement, the consent of neither Party to be unreasonably withheld.

        10.4 Publication. Any manuscript by CombiChem or Teijin or its Affiliates describing the scientific results of the Research Program to be published at any time or within *** after the end of the Research Program Term shall be subject to the prior review of the Parties *** prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving Party shall notify the disclosing Party in writing within *** after receipt of any disclosure whether the receiving Party desires to file a patent application on any invention disclosed in such scientific results. In the event that the receiving Party desires to file such a patent application, the disclosing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, or (ii) the Parties determine after consultation that no patentable invention exists, or (iii) ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.
                                             -26-
after receipt by the disclosing Party of the receiving Party's written notice of the receiving Party's desire to file such patent application, or such other period as is reasonable for seeking patent protection. Further, if such scientific results contain the information of the receiving Party that is subject to use and nondisclosure restrictions under this Article 10, the disclosing Party agrees to remove such information from the proposed publication or disclosure. Following the filing of any patent application with respect to the Licensed Technology or the Teijin Technology, in the eighteen (18) month period prior to the publication of such a patent application neither Party shall make any public disclosure regarding any invention claimed in such patent application without the prior consent of the other Party.


                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES


        11.1 Teijin. Teijin represents and warrants on its own behalf and on behalf of its Affiliates that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) it has the legal power, authority and right to enter into this Agreement and to fully perform its obligations hereunder; (iii) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights, which in any material way conflict with the rights and licenses granted herein; (iv) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Teijin Technology or the Teijin Know-How; and (v) to the best of its knowledge as of the Effective Date, neither the Teijin Technology nor the Teijin Know-How includes intellectual property licensed from third parties that would require CombiChem to pay to such third parties a royalty to make, have made, use and sell Products.

        11.2 CombiChem. CombiChem represents and warrants on its own behalf and on behalf of its Affiliates that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) it has the legal power, authority and right to enter into this Agreement, and to fully perform its obligations hereunder; (iii) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights, which in any material way conflict with the rights and licenses granted herein; (iv) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Licensed Technology; and (v) to the best of its knowledge as of the Effective Date, the Licensed Technology does not include intellectual property licensed from third parties that would require Teijin to pay to such third parties a royalty to make, have made, use and sell Products.


        11.3 Disclaimer. Teijin and CombiChem specifically disclaim any guarantee that the Research Program will be successful, in whole or in part. The failure of the Parties to successfully develop Collaboration Compounds or Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. Neither Teijin nor CombiChem makes any representation or warranty or guaranty that the Research Program will be successful. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, COMBICHEM AND TEIJIN AND THEIR RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED

TECHNOLOGY, TEIJIN TECHNOLOGY, TEIJIN KNOW-HOW, LIBRARIES, *** COMPOUNDS, *** COMPOUNDS, INFORMATION DISCLOSED PURSUANT TO ARTICLE 10 OR PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY LICENSED TECHNOLOGY, TEIJIN TECHNOLOGY OR TEIJIN KNOW-HOW, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

        11.4 No Consequential Damages. In no event shall either Party to this Agreement have any liability to the other for any special, consequential or incidental damages arising under this Agreement under any theory of liability.

                                   ARTICLE 12
                                 INDEMNIFICATION


        12.1 Teijin. Teijin agrees to indemnify, defend and hold CombiChem and its Affiliates and their directors, officers, employees and agents (the "CombiChem Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including without limitation, fees and disbursements of counsel incurred by the CombiChem Indemnitee in any action or proceeding between Teijin and the CombiChem Indemnitee and the CombiChem Indemnitee and any third party or otherwise) (collectively, "Liabilities") arising out of or in connection with third party claims relating to (i) any Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Teijin, its Affiliates, Sublicensees or other designees (including, without limitation, product liability claims), (ii) Teijin and its Affiliates performance of the Research Program (including, without limitation, the Teijin chemist located at CombiChem's facility during the Research Program Term), or
(iii) any breach by Teijin of the representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of CombiChem.

        12.2 CombiChem. CombiChem agrees to indemnify, defend and hold Teijin, its Affiliates and Sublicensees and their respective directors, officers, employees and agents (the "Teijin Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including without limitation, fees and disbursements of counsel incurred by the Teijin Indemnitee in any action or proceeding between CombiChem and the Teijin Indemnitee and the Teijin Indemnitee and any third party or otherwise) (collectively, "Liabilities") arising out of or in connection with third party claims relating to (i) any Products developed, manufactured, used, sold or otherwise distributed by or on behalf of CombiChem, its Affiliates, Sublicensees or other designees (including, without limitation, product liability claims), (ii) the performance of the Research Program by CombiChem, or (iii) any breach by CombiChem of its representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities resulted from the gross negligence or intentional misconduct of Teijin.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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


        12.3 Procedure. In the event that any Indemnitee intends to claim indemnification under this Article 12 it shall promptly notify the other Party in writing of the alleged Liability. The indemnifying Party shall have the right to control the defense thereof with counsel of its choice; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party reasonably represented by such counsel in such proceeding. The affected Indemnitees shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Article 12. The indemnified Party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying Party, which such Party shall not be required to give.


                                   ARTICLE 13
                               DISPUTE RESOLUTION

        13.1 General Arbitration. Any and all disputes between the Parties arising in connection with or relating in any way to the validity, construction, meaning, enforceability or performance of this Agreement or any of its provisions, or the intent of the Parties in entering into this Agreement, or (to the extent permitted by applicable law) any dispute relating to patent validity or infringement arising under or in connection with this Agreement, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA").

        13.2   Arbitration Procedures.

               13.2.1 Any Party electing to refer a matter to arbitration pursuant to this Article (the "Petitioner") shall promptly notify the other Party in writing that it wishes to commence an arbitration proceeding under this
Article 13 (the "Arbitration Notice"). The Arbitration Notice shall set forth:
(i) the matter being referred to arbitration, (ii) the applicable Section of this Article 13 and (iii) the name of the individual selected by the Petitioner as one of the arbitrators.

               13.2.2 Except as otherwise provided in this Article 13, there shall be three (3) arbitrators. Each Party shall select one (1) arbitrator. The Petitioner having appointed the first arbitrator in the Arbitration Notice, the other Party shall appoint the second arbitrator within twenty (20) days of receipt of the Arbitration Notice and shall notify the Petitioner of such appointment and submit its counter statement, if any, of the matter being referred to arbitration; provided, however, that if the other Party fails to make such appointment within such period, the Petitioner may request the AAA President to appoint a second arbitrator. Within twenty (20) days dafter the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator; provided, however, that if the two arbitrators are unable to agree upon the third arbitrator within such period, either Party may request the AAA President to appoint the third arbitrator, who shall have appropriate qualifications in relation to the matter(s) in dispute.

               13.2.3 The arbitration proceedings shall be conducted in English in Los Angeles, California, unless otherwise agreed by the Parties, in accordance with the AAA Rules then in effect. Written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. In any arbitration, the award of the arbitrators shall be final and binding upon the Parties and judgement upon the award may be entered in and enforced by any court of competent jurisdiction in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards. The successful Party in such arbitration, in addition to all other relief provided, shall be entitled to an award of all its reasonable costs and expenses including attorney fees and deposits and payments to the AAA. Neither Party shall be required to provide security or post bond in respect of such costs, expenses and fees prior to rendering of an award.


        13.3 Disqualification. Notwithstanding anything to the contrary herein, no person may serve as an arbitrator pursuant to this Article 13 if such person has a material interest or relationship (through employment, stock ownership, business dealings or otherwise) in or with a Party involved in the arbitration or any of its Affiliates, directors, officers or employees; provided, however, that serving as an arbitrator hereunder shall not constitute such a material interest or relationship for purposes of future arbitrations.

        13.4 Confidentiality. All arbitration proceedings under this Article 13 shall be confidential and the arbitrators may issue appropriate protective orders to safeguard the Parties' Confidential Information (as such capitalized term is defined in Section 10.1 hereof). Except as required by law, neither Party shall make (or instruct any arbitrator to make) any public announcement with respect to the proceedings or decisions of any arbitration without the prior written consent of the other. The existence of any dispute submitted to arbitration pursuant to this Article 13, and the award of the arbitrators, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award of implementation of such decisions, as mutually agreed by the Parties or as required by law.

        13.5 Equity. This Article 13 shall not limit the rights of any Party to seek in any court of competent jurisdiction equitable relief in the circumstances referred to herein and/or such interim relief, and only such interim relief, as may be needed to maintain the status quo or otherwise protect the subject matter of the arbitration until the arbitrators shall have been appointed and shall have had an opportunity to act.


                                          ARTICLE 14
                                     TERM AND TERMINATION


        14.1 Term. Except as set forth below, the term of this Agreement shall begin as of the Effective Date, and shall continue in full force and effect on a country-by-country and Product-by-Product basis unless terminated as provided in this Article 14 until Teijin or CombiChem, or their respective Affiliates and Sublicensees, have no remaining royalty payment obligations in a country, at which time the Agreement shall expire in its entirety in such country.

        14.2 Termination for Cause. Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching Party by the nonbreaching Party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day; provided in the case of a failure to pay any amount due hereunder, such default may be the basis of termination fifteen (15) business days following the date that notice of such default was provided to the breaching Party.

        14.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization or the dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination.

        14.4   Effect of Breach or Termination.

               14.4.1 Accrued Obligations. Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

               14.4.2 Return of Materials. Subject to the terms and conditions of this Agreement, upon any termination of this Agreement, Teijin and CombiChem shall promptly return to the other all Confidential Information (including, without limitation, all Licensed Technology (in the case of Teijin) and all Teijin Technology and Teijin Know-How (in the case of CombiChem)), received from the other Party (except one copy of which may be retained for archival purposes); provided, however, in the event licenses remain in effect pursuant to
Section 14.4.4 hereunder, the licensee under such license may retain all Confidential Information required to practice under such license.


               14.4.3 Post-Termination Product Sales. In the event of the cancellation or termination of any license rights with respect to an Product prior to the expiration of this Agreement, inventory of the Product may be sold for up to six (6) months after date of termination, provided earned royalties are paid thereon.

               14.4.4 Licenses. The licenses granted to Teijin herein shall terminate in the event of a termination by CombiChem pursuant to Section 14.2 or
14.3. The licenses granted to CombiChem shall terminate in the event of a termination by Teijin pursuant to Section 14.2 or 14.3; provided in the event of a termination by either Party, the licenses granted by the other Party shall remain in effect with respect to Licensed Technology (in the case of termination by Teijin) and Teijin Technology and Teijin Know-How (in the case of termination by CombiChem) existing as of the effective date of such termination, subject to the terms and conditions of this Agreement. If more than one Product is being commercially developed or exploited by a Party, its Affiliates or Sublicensees hereunder and a breach entitling the other Party to terminate this Agreement relates solely to a single Product, then the terminating Party shall be entitled to terminate this Agreement only with respect to the applicable Product.


        14.5 Survival. Articles 6, 7, 8, 9, 10, 11, 12, 13 and 15 of this
Agreement, as well as Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 5.3, 14.4 and
this Section 14.5 shall survive the expiration or termination of this Agreement for any reason.

                                   ARTICLE 15
                                  MISCELLANEOUS

        15.1 Governing Laws. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the state of California, without reference to conflicts of laws principles.

        15.2 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

        15.3 Waiver. It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.


        15.4 Assignment. This Agreement shall not be assignable by either Party to any third party hereto without the written consent of the other Party hereto, except in the case of a Party to its designated Affiliate(s), provided such Party guarantees the performance of such Affiliate(s) in a customary manner; except either Party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. This Agreement shall be binding upon and accrue to the benefit any permitted assignee, and any such assignee shall agree to perform the obligations of the assignor.


        15.5 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated hereby.

        15.6 Compliance with Laws. In exercising their rights under this Agreement, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.


        15.7 Patent Marking. Each Party agrees to mark and have its Affiliates and Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.


        15.8 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:

      CombiChem:           CombiChem, Inc.
                           9050 Camino Santa Fe
                           San Diego, California 92121
                           U.S.A.
                           Attn:  Chief Executive Officer


      Teijin:              Teijin Limited
                           1-1, Uchisaiwai-cho 2-chome
                           Chiyoda-ku, Tokyo
                           Japan
                           Attn:   General Manager of the Planning Department,
                           Medical and Pharmaceutical Group

        15.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the Parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the Parties and their commercial bargain.

        15.10 Force Majeure. Nonperformance of either Party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party, provided such Party uses diligent efforts to resume performance as promptly as possible.

        15.11 Complete Agreement; Amendment. This Agreement with its Exhibits constitutes the entire agreement between the Parties with respect to the subject matter hereof. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duty authorized representatives of CombiChem and Teijin.

        15.12 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        15.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                [Remainder of This Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

TEIJIN LIMITED                                     COMBICHEM, INC.

By:     /s/ Takeshi Hara                    By: /s/ Vicente Anido, Jr.
       -----------------                        ----------------------

Name:  Takeshi Hara                         Name: Vicente Anido, Jr.
       -----------------                          --------------------

Title:  Director, Member of the Board       Title: President & CEO
       ------------------------------             --------------------

                                    EXHIBIT A

                                  Research Plan
                                    (Outline)







                                       ***
                                       ***
                                       ***




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT B

                                Library Compounds

        Each tube will contain a minimum of *** of a Library Compound



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT C

                Initial Representatives on the Research Committee

           CombiChem:    John Saunders (Chief Representative)
                         Christine Darby
                         Daniel Sun


           Teijin:       Yoshinori Kato (Chief Representative)
                         Noriaki Endo
                         Atsuo Hazato

                    AMENDMENT TO THE COLLABORATION AGREEMENT


        This Amendment (the "Amendment"), effective as of the date March 29, 1997 (the "Effective Date"), is made by and between CombiChem, Inc., a California corporation, having a principal place of business at 9050 Camino Santa Fe, San Diego, California 92121, U.S.A. ("CombiChem") and Teijin Limited, an entity organized and existing under the laws of Japan, having a principal place of business at 6-7 Minami-hommachi 1-chome, Chuo-ku, Osaka 541, Japan ("Teijin").

                                   BACKGROUND


        A. CombiChem and Teijin entered into the COLLABORATION AGREEMENT dated March 29, 1996 relating to *** and the *** (hereinafter referred to as Original Agreement); and

        B. CombiChem and Teijin desire to amend the Original Agreement in order to modify the Research Program (as defined in the Original Agreement) and to extend the Research Program Term (as defined in the Original Agreement);


        NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between CombiChem and Teijin as follows:

ARTICLE 1


CombiChem and Teijin hereby agree that the Research Program Term shall be extended for additional one (1) year term from March 29, 1997 in accordance with
Section 2.3 of the Original Agreement.


ARTICLE 2

CombiChem and Teijin agree to modify the Original Agreement as follows:

1.25 "Library" shall mean a chemical compound library whose design has been approved by the Research Committee (as defined below) containing:


        i) for the one year period beginning March 29, 1996 approximately *** *** prepared by CombiChem

        ii) for the one year period beginning March 29, 1997, approximately *** *** prepared by CombiChem specifically for screening the Collaboration based on proprietary structures (a) with activity disclosed by Teijin to CombiChem or (b) generated by CombiChem on behalf of Teijin, in each case, in connection with the Collaboration.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.
                                            -1-

1.29    Section 1.29 will be amended so reflect the following:


        "*** Activity" shall mean *** and *** as an *** *** that may contain *** of the *** *** *** .


2.1.1 (a) During the Research Program Term, CombiChem shall synthesize libraries as follows:


        i)   for the one year period beginning March 29, 1996,   ***  libraries
        ii)  for the one year period beginning March 29, 1997,   *** libraries


6.2     Section 6.2 will be amended to reflect the following:


               Contact Year                        Aggregate Annual Research Fee
                      2                                      ***

               (for the one year period beginning March 29, 1997)



EXHIBIT A      Exhibit A attached to the Original Agreement will be
               supplemented with the attached Exhibit A-2 for one year period beginning March 29, 1997.

EXHIBIT B      Exhibit B attached to the Original Agreement will be
               supplemented with the attached Exhibit B-2 for one year period beginning March 29, 1997.

EXHIBIT C      Exhibit C attached to the Original Agreement will be
               supplemented with the attached Exhibit C-2 for one year period beginning March 29, 1997.


ARTICLE 3

This Amendment shall be effective as of the Effective Date.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.


TEIJIN LIMITED                                     COMBICHEM, INC.

By:     /s/ Tatsuyuki Naruchi               By:/s/ Vicente Anido, Jr.
     --------------------------                -----------------------

Name:  Tatsuyuki Naruchi                    Name:  Vicente Anido, Jr.

Title: Managing Director, General Manager Title: President & C.E.O. Planning & Research Division
        Medical & Pharmaceutical Group

                                   EXHIBIT A-2
                            Research Plan (Outline)#




                                       ***
                                       ***
                                       ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT B-2

                                LIBRARY COMPOUNDS


        Each tube will contain a minimum of *** of a Library Compound.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT C-2

                    Representatives on the Research Committee



        Teijin:                   Yoshinori Kato (Chief Representative)
                                  Noriaki Endo
                                  Atsuo Hazato



        CombiChem:                Christine Tarby (Chief Representative)
                                  John Saunders